Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350
In connection with the Annual Report of Calumet Specialty Products Partners, L.P. (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Calumet GP, LLC, the general partner of the Company, does hereby certify that:
(a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 3, 2021	/s/ Stephen P. Mawer
Stephen P. Mawer
Chief Executive Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P (Principal Executive Officer)

March 3, 2021	/s/ L. Todd Borgmann
L. Todd Borgmann
Executive Vice President and Chief Financial Officer of Calumet GP, LLC, general partner of Calumet Specialty Products Partners, L.P (Principal Financial Officer)